UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2021

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Fayetteville Street, Suite 1110 Raleigh, North Carolina	27601	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2021, MGT Capital Investments, Inc. (the “Company”), a Delaware corporation, entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Bucktown Capital, LLC (the “Investor”), pursuant to which the Company issued a convertible promissory note in the original principal amount of $13,210,000.00 (the “Note”). The Note is convertible, at the option of the Investor, into shares of common stock of the Company (“Common Stock”) at a conversion price equal to 70% of the lowest price for a share of Common Stock during the ten trading days immediately preceding the applicable conversion (the “Conversion Price”); provided, however, in no event shall the Conversion Price be less than $0.04 per share. Conversion is permitted any time after the earlier of (a) the effectiveness of a Registration Statement on Form S-1 that covers the Common Stock issuable in in connection with the Note, and (b) September 5, 2021.

The Note will be funded in tranches, with the initial tranche of $1,210,000.00 funded by the Investor on March 5, 2021 for consideration of $1,000,000.00. Six subsequent tranches (five tranches, each for $1,200,000 and one tranche for $6,000,000) will be funded upon the notice of effectiveness of a Registration Statement on Form S-1 covering the Common Stock issuable in connection with the Note. Further, the final tranche requires the mutual agreement of the Company and Investor. Until such time as Investor has funded the subsequent tranches, the Company will hold a series of Investor Notes that offset any unfunded portion of the Note.

The Note bears interest at a rate of 8% per annum and will mature in twelve months. The Company may prepay all or any portion of the Outstanding Balance of the Note in cash at any time in an amount equal to 110% of the portion of the Outstanding Balance the Company elects to prepay. Upon the occurrence of an Event of Default, the Outstanding Balance shall immediately increase to 115% (in the case of a Major Default), 110% (in the case of an Unapproved Restricted Issuance Default), or 105% (in the case of any Minor Default) of the Outstanding Balance immediately prior to the occurrence of the Event of Default and the Outstanding Balance shall become immediately due and payable in cash.

Apart from an Event of Default, if the Company cannot obtain an effective Registration Statement before July 5, 2021, the Outstanding Balance will increase by 5%, and increase by an additional 5% per month, (for up to a maximum of three months) until the Registration Statement is declared effective.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached hereto. A copy of the Securities Purchase Agreement, the Note and Form of Investor Note are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference. The descriptions of the Securities Purchase Agreement, the Note and Form of Investor Note contained herein do not purport to be complete and are qualified in their entirety by the terms of the Securities Purchase Agreement, the Note and Form of Investor Note attached hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated March 5, 2021.
10.2	Convertible Promissory Note in favor of Bucktown Capital, LLC dated March 5, 2021.
10.3	Form of Investor Note.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	March 8, 2021	By:	/s/ Robert B. Ladd
		Name:	Robert B. Ladd
		Title:	Chief Executive Officer